Exhibit 99.1

One Medical Announces Results for Fourth Quarter and Full Year 2020

●	2020 Ending Membership Count of 549,000, a 30% Increase Year-Over-Year
●	Fourth Quarter 2020 Net Revenue of $121.8 Million, a 57% Increase Year-Over-Year
●	Full Year 2020 Net Revenue of $380.2 Million, a 38% Increase Year-Over-Year
●	2020 Ending Cash and Short-term Marketable Securities of $683.0 Million
●	Provides Q1 2021 and Full Year 2021 Guidance

SAN FRANCISCO – February 25, 2021 – 1Life Healthcare, Inc. (One Medical) (Nasdaq: ONEM) today announced financial results for the fourth quarter and full year ended December 31, 2020.

“At One Medical we are advancing on our vision to delight members, enterprise clients, and communities with better health and better care, while reducing costs,” said Amir Dan Rubin, Chair & CEO of One Medical. “We have continued to see our human-centered and technology-powered model deliver impacts at scale--expanding to serve 549,000 members and more than 8,000 employer clients, and enabling more than 5 million digital and in-person interactions during 2020. Our continued momentum is further reflected in our financial results, with full year 2020 net revenue of $380 million up 38% year-over-year.”

Financial Highlights for the Fourth Quarter 2020

All comparisons, unless otherwise noted, are to the three months ended December 31, 2019.

●	Membership count as of year-end was 549,000 compared to 422,000, a 30% increase.
●	Net Revenue was $121.8 million compared to $77.4 million, a 57% increase.
●	Care Margin was $50.6 million, or 42% of net revenue; Loss from Operations was $2.8 million, or 2% of net revenue.
●	Adjusted EBITDA was positive $11.2 million, or 9% of net revenue; Net Loss was $8.1 million, or 7% of net revenue.
●	Cash and Short-term Marketable Securities as of quarter-end were $683.0 million.

Financial Highlights for the Full Year 2020

All comparisons, unless otherwise noted, are to the twelve months ended December 31, 2019.

●	Net Revenue was $380.2 million compared to $276.3 million, a 38% increase.
●	Care Margin was $145.3 million, or 38% of net revenue; Loss from Operations was $71.4 million, or 19% of net revenue.
●	Adjusted EBITDA was a loss of $13.9 million, or 4% of net revenue; Net Loss was $89.4 million, or 24% of net revenue.

Financial Outlook

One Medical provides forward-looking guidance on membership count, net revenue, care margin, and adjusted EBITDA. Care margin and adjusted EBITDA are non-GAAP measures.

For the first quarter of 2021, we expect:

●	Ending Membership count in the range of 590,000 to 600,000; and,
●	Net Revenue in the range of $113 million to $118 million

For the full year of 2021, we expect:

●	Ending Membership count in the range of 660,000 to 680,000;
●	Net Revenue in the range of $465 million to $485 million;
●	Care Margin in the range of $170 million to $190 million; and
●	Adjusted EBITDA in the range of a loss of $20 million to break-even.

Management has not reconciled forward-looking non-GAAP care margin and adjusted EBITDA to their most directly comparable GAAP measures of loss from operations and net loss, respectively. This is because we cannot predict with reasonable certainty the ultimate outcome of certain GAAP components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures. See below for additional important disclosures regarding our non-GAAP financial measures.

Quarterly Conference Call Details

The company will host a conference call to review the results today, Thursday, February 25, 2021 at 1:30 p.m. (PT) / 4:30 p.m. (ET). A live audio webcast and a supplemental presentation will be available online at https://investor.onemedical.com. The conference call can also be accessed by dialing 1-800-258-1651 for U.S. participants, or 1-612-979-9928 for international participants, and referencing conference ID 7099956. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Key Metrics and Non-GAAP Financial Measures

Members: A member is a person who has paid for membership themselves or an employee or dependent whose membership has been paid for by an enterprise client for at least one year in a market where we have an office and who has registered with us. Members help drive membership revenue, partnership revenue and patient service revenue. We may offer trial memberships to enterprise clients, particularly for new services, and we offer access to One Medical Now, our 24/7 virtual care platform, to enterprise clients. The fees generated from these services are included in our Membership Revenue, although we do not include these covered employees as members. Our number of members depends, in part, on our ability to successfully market our services directly to consumers and to employers that are not yet enterprise clients and our activation rate within existing clients. While growth in the number of members is an important indicator of expected revenue growth, it also informs our management of the areas of our business that will require further investment to support expected future member growth. Member numbers as of the end of each period are rounded to the thousands.

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Care Margin: we define care margin as loss from operations excluding depreciation and amortization, stock-based compensation, general and administrative expense and sales and marketing expense. We consider care margin to be an important measure to monitor our performance, specific to the direct costs of delivering care. We believe this margin is useful to measure whether we are controlling our direct expenses included in the provision of care sufficiently and whether we are effectively pricing our services. We have provided below a reconciliation of historical care margin to loss from operations, its most directly comparable GAAP financial measure.

Adjusted EBITDA: we define adjusted EBITDA as net income (loss) excluding interest income, interest expense, depreciation and amortization, stock-based compensation, change in the fair value of our redeemable convertible preferred stock warrant liability and provision (benefit) for income taxes. We report adjusted EBITDA because it is an important measure upon which our management assesses and believes investors should assess our operating performance. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We have provided below a reconciliation of historical adjusted EBITDA to net loss, its most directly comparable GAAP financial measure.

Available Information

One Medical intends to use its Company website (including its Investor Relations website) as well as its Facebook, Twitter and LinkedIn accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the strength of the One Medical brand; member satisfaction with our services and support; the effects of the COVID-19 pandemic and related self-isolation and quarantine measures on our business, revenue, future growth and results of operations; anticipated membership growth and revenue potential from our members; our ability to retain members; our ability to successfully introduce and drive adoption of new products; changes in the pricing we offer our members; our relationships with our health network partners and enterprise clients and any changes to, accommodations in or terminations of our contracts with the health network partners or enterprise clients; our ability to improve cost of care and margins, including timing and expenses of new office openings and entry into new geographic markets; changes in laws or regulations; our involvement in litigation, including medical malpractice claims and consumer class actions; any governmental investigations or inquiries into or challenges to our relationships with the One Medical PCs under the administrative services agreements; our strategic plan; our financial outlook; our focus areas for investment and our investments; announcements by us or our competitors of business or strategic developments; and our overall business trajectory. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020. These filings, when available, are available on the investor relations section of our website at investor.onemedical.com and on the SEC’s website at www.sec.gov.

About One Medical

One Medical is a membership-based and technology-powered primary care platform with seamless digital health and inviting in-office care, convenient to where people work, shop, live, and click. Our vision is to delight millions of members with better health and better care while reducing costs. Our mission is to transform health care for all through our human-centered, technology-powered model.

Headquartered in San Francisco, 1Life Healthcare, Inc. is the administrative and managerial services company for the affiliated One Medical physician owned professional corporations that deliver medical services in-office and virtually. 1Life and the One Medical entities do business under the “One Medical” brand.

Investor Contact:

Rose Salzwedel, One Medical

Director of Investor Relations

investor@onemedical.com

206-331-2211

Media Contact:

Kristina Skinner, One Medical

Senior Director of External Communications

press@onemedical.com

650-743-5187

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)
Net revenue	$121,800	$77,386	$380,223	$276,258
Operating expenses:
Cost of care, exclusive of depreciation and amortization shown separately below	71,178	49,032	234,959	167,618
Sales and marketing (1)	8,121	10,690	36,967	39,520
General and administrative (1)	39,046	31,798	157,282	108,965
Depreciation and amortization	6,251	4,828	22,374	14,268
Total operating expenses	124,596	96,348	451,582	330,371
Loss from operations	(2,796)	(18,962)	(71,359)	(54,113)
Other income (expense), net:
Interest income	173	822	1,809	4,498
Interest expense	(5,757)	(81)	(13,434)	(474)
Change in fair value of redeemable convertible preferred stock warrant liability	—	(1,293)	(6,560)	(3,519)
Total other income (expense), net	(5,584)	(552)	(18,185)	505
Loss before income taxes	(8,380)	(19,514)	(89,544)	(53,608)
Provision (benefit) for income taxes	(233)	4	(123)	87
Net loss	(8,147)	(19,518)	(89,421)	(53,695)
Less: Net loss attributable to noncontrolling interest	—	(92)	(704)	(1,141)
Net loss attributable to 1Life Healthcare, Inc. stockholders	$(8,147)	$(19,426)	$(88,717)	$(52,554)
Net loss per share attributable to 1Life Healthcare, Inc. stockholders — basic and diluted	$(0.06)	$(1.03)	$(0.75)	$(2.84)
Weighted average common shares outstanding — basic and diluted	133,533,121	18,787,197	118,379,300	18,476,127

(1) Includes stock-based compensation, as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)
Sales and marketing	$542	$449	$2,385	$1,256
General and administrative	7,230	4,297	32,710	13,621
Total	$7,772	$4,746	$35,095	$14,877

Components of Net Revenue:
	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)
Net revenue:
Net patient service revenue	$51,438	$41,579	$149,695	$145,389
Partnership revenue	52,117	21,707	159,482	78,734
Total net patient service and partnership revenue	103,555	63,286	309,177	224,123
Membership revenue	18,245	14,100	68,466	52,135
Grant income	-	-	2,580	-
Net revenue	$121,800	$77,386	$380,223	$276,258

Statements of Operations Data as a Percentage of Net Revenue:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)
Net revenue	100%	100%	100%	100%
Operating expenses:
Cost of care, exclusive of depreciation and amortization shown separately below	58%	63%	62%	61%
Sales and marketing (1)	7%	14%	10%	14%
General and administrative (1)	32%	41%	41%	39%
Depreciation and amortization	5%	6%	6%	5%
Total operating expenses	102%	125%	119%	120%
Loss from operations	(2)%	(25)%	(19)%	(20)%
Other income (expense), net:
Interest income	0%	1%	0%	2%
Interest expense	(5)%	(0)%	(4)%	(0)%
Change in fair value of redeemable convertible preferred stock warrant liability	0%	(2)%	(2)%	(1)%
Total other income (expense), net	(5)%	(1)%	(5)%	0%
Loss before income taxes	(7)%	(25)%	(24)%	(19)%
Provision (benefit) for income taxes	(0)%	0%	(0)%	0%
Net loss	(7)%	(25)%	(24)%	(19)%
Less: Net loss attributable to noncontrolling interest	0%	(0)%	(0)%	(0)%
Net loss attributable to 1Life Healthcare, Inc. stockholders	(7)%	(25)%	(23)%	(19)%

(1)	Includes stock-based compensation, as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)
Sales and marketing	0%	1%	1%	0%
General and administrative	6%	6%	9%	5%
Total	6%	6%	9%	5%

Components of Net Revenue:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)
Net revenue:
Net patient service revenue	42%	54%	39%	53%
Partnership revenue	43%	28%	42%	29%
Total net patient service and partnership revenue	85%	82%	81%	81%
Membership revenue	15%	18%	18%	19%
Grant income	0%	0%	1%	0%
Net revenue	100%	100%	100%	100%

*Percentages may not sum due to rounding.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

	December 31,
	2020	2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$112,975	$27,390
Short-term marketable securities	570,023	119,146
Accounts receivable, net	67,895	33,601
Inventories	7,113	3,192
Prepaid expenses and other current assets	16,693	16,708
Total current assets	774,699	200,037
Restricted cash	1,911	1,922
Property and equipment, net	126,037	90,716
Right-of-use assets	138,840	108,046
Intangible assets, net	—	23
Goodwill	21,301	21,301
Deferred income taxes	2,656	—
Other assets	5,546	8,249
Total assets	$1,070,990	$430,294
Liabilities, Redeemable Convertible Preferred Stock and Equity (Deficit)
Current liabilities:
Accounts payable	$12,654	$13,853
Accrued expenses	46,527	24,863
Deferred revenue, current	35,966	27,024
Operating lease liabilities, current	17,418	12,575
Notes payable, current	—	3,282
Other current liabilities	4,861	1,884
Total current liabilities	117,426	83,481
Operating lease liabilities, non-current	153,614	120,497
Convertible senior notes	241,233	—
Redeemable convertible preferred stock warrant liability	—	7,220
Deferred revenue, non-current	7,624	—
Other non-current liabilities	2,618	639
Total liabilities	522,515	211,837
Commitments and contingencies
Redeemable convertible preferred stock (Series A, B, C, D, E, F, G, H and I), $0.001 par value; 0 and 89,338,425 shares authorized as of December 31, 2020 and December 31, 2019, respectively; 0 and 86,251,669 shares issued and outstanding as of December 31, 2020 and December 31, 2019,respectively; aggregate liquidation preference of $0 and $405,585 as of December 31, 2020 and December 31, 2019, respectively	—	402,488
Equity (deficit):
Common stock, $0.001 par value, 1,000,000,000 and 150,000,000 shares authorized as of December 31, 2020 and December 31, 2019, respectively; 134,472,427 and 18,951,416 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	134	19
Additional paid-in capital	918,118	93,945
Accumulated deficit	(369,785)	(281,068)
Accumulated other comprehensive income	8	38
Total stockholders' equity (deficit) attributable to 1Life Healthcare, Inc. stockholders	548,475	(187,066)
Noncontrolling interest	—	3,035
Total equity (deficit)	548,475	(184,031)
Total liabilities, redeemable convertible preferred stock and equity (deficit)	$1,070,990	$430,294

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Year Ended
	December 31,
	2020	2019
	(unaudited)
Cash flows from operating activities:
Net loss	$(89,421)	$(53,695)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for bad debts	105	-
Depreciation and amortization	22,374	14,268
Amortization of debt discount and issuance costs	7,767	84
Accretion of discounts and amortization of premiums on short-term marketable securities, net	(933)	(3,359)
Change in fair value of redeemable convertible preferred stock warrant liability	6,560	3,519
Reduction of operating lease right-of-use assets	13,653	10,235
Stock-based compensation	35,095	14,877
Deferred income taxes	(2,656)	-
Other non-cash items	(8)	69
Changes in operating assets and liabilities:
Accounts receivable, net	(35,167)	(14,484)
Inventories	(3,921)	659
Prepaid expenses and other current assets	7,272	(1,027)
Other assets	(943)	(4,567)
Accounts payable	298	3,929
Accrued expenses	26,849	3,476
Deferred revenue	16,566	2,119
Operating lease liabilities	(12,169)	(8,087)
Other liabilities	5,085	310
Net cash used in operating activities	(3,594)	(31,674)
Cash flows from investing activities:
Purchases of property and equipment, net	(63,707)	(54,411)
Purchases of short-term marketable securities	(963,272)	(246,116)
Maturities of short-term marketable securities	513,315	324,250
VIE deconsolidation	(810)	-
Net cash (used in) provided by investing activities	(514,474)	23,723
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes	316,250	-
Payment of convertible senior notes issuance costs	(9,374)	-
Proceeds from initial public offering	281,750	-
Payment of underwriting discount and commissions, and offering costs	(21,322)	-
Proceeds from the exercise of stock options	35,686	3,040
Proceeds from employee stock purchase plan	4,835	-
Taxes paid related to net share settlement of equity awards	(833)	-
Proceeds from the exercise of redeemable convertible preferred and common stock warrants	110	-
Repayment of notes payable	(3,300)	(4,400)
Payment of principal portion of finance lease liability	(58)	(16)
Net cash provided by (used in) financing activities	603,744	(1,376)
Net increase (decrease) in cash, cash equivalents and restricted cash	85,676	(9,327)
Cash, cash equivalents and restricted cash at beginning of period	29,329	38,656
Cash, cash equivalents and restricted cash at end of period	$115,005	$29,329
Supplemental disclosure of cash flow information:
Cash paid for interest	$5,251	$414
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$4,571	$9,093
Reimbursement of secondary offering costs in prepaid expenses and other current assets	$784	$-
Unpaid deferred offering costs	$-	$1,318

Select Metrics (As of Period End)

	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2020	2020	2020	2019	2019	2019	2019
Members	549,000	511,000	475,000	455,000	422,000	397,000	379,000	364,000
Offices	107	103	96	92	83	77	71	71

RECONCILIATION OF LOSS FROM OPERATIONS TO CARE MARGIN

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(in thousands)
Loss from operations	$(2,796)	$(18,962)	$(71,359)	$(54,113)
Sales and marketing	8,121	10,690	36,967	39,520
General and administrative	39,046	31,798	157,282	108,965
Depreciation and amortization	6,251	4,828	22,374	14,268
Care margin	$50,622	$28,354	$145,264	$108,640
Care margin as a percentage of net revenue	42%	37%	38%	39%

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(in thousands)
Net loss	$(8,147)	$(19,518)	$(89,421)	$(53,695)
Interest income	(173)	(822)	(1,809)	(4,498)
Interest expense	5,757	81	13,434	474
Depreciation and amortization	6,251	4,828	22,374	14,268
Stock-based compensation	7,772	4,746	35,095	14,877
Change in fair value of redeemable convertible preferred stock warrant liability	-	1,293	6,560	3,519
Provision (benefit) for income taxes	(233)	4	(123)	87
Adjusted EBITDA	$11,227	$(9,388)	$(13,890)	$(24,968)